Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-256530 on Form S-8 of our report dated February 20, 2024, relating to the financial statements of Seven Hills Realty Trust appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
February 20, 2024